As filed with the Securities and Exchange Commission on January 29, 2003
                                             Registration No. 333-99733

               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.


                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          (Amendment No. 2)


               CREATIVE ENTERPRISES INTERNATIONAL, INC.
            (Name of small business issuer in its charter)

        Nevada                        5960                       88-0314792
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

               825 Lafayette Road, Bryn Mawr, PA 19010
    (Address of principal executive offices and place of business)

                           Michael Salaman
         President, Creative Enterprises International, Inc.
               825 Lafayette Road, Bryn Mawr, PA 19010
                             610-525-7444
      (Name, address and telephone number of agent for service)


                              Copies to:
Van L. Butler                                       Kimberly G. Scott
THOMAS G. KIMBLE & ASSOCIATES    ECKERT SEAMANS CHERIN & MELLOTT, LLC
311 South State Street, #440            1515 Market Street, 9th Floor
Salt Lake City, Utah 84111                     Philadelphia, PA 19102
(801) 531-0066                                          (215) 851-8400

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                   CALCULATION OF REGISTRATION FEE
                          (Previously filed)


===================================================================================================================
                                                                          Proposed        Proposed
                                                            Amount        Maximum         Maximum       Amount of
Title of Each Class of Securities to be Registered           to be        Offering       Aggregate     registration
                                                          Registered   Price Per Unit  Offering Price      fee
- -------------------------------------------------------------------------------------------------------------------
Warrants; underlying common stock $.001 par value....     787,500          $3.50        $2,756,250        $---
Common Stock $.001 par value.........................   1,566,169          $2.60(1)     $4,072,039        $---
                                                        ---------          -----        ----------        ----
     TOTALS..........................................   2,353,669          $----        $6,828,289        $628
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

               CREATIVE ENTERPRISES INTERNATIONAL, INC.
                   787,500  SHARES OF COMMON STOCK
          UNDERLYING 787,500 COMMON STOCK PURCHASE WARRANTS

     Our company, Creative Enterprises International, Inc., has registered:

o 787,500 warrants, to be distributed without cash consideration, as soon as practicable after the date of this prospectus, to common stockholders of record as of August 2, 2002
o 787,500 shares of common stock, issuable upon exercise of the warrants, at $3.50 per share underlying warrants.
o 1,566,169 shares of common stock that are presently outstanding and owned by the Selling Stockholders.

     The distribution and registration of these securities is for the purpose of providing our existing stockholders with an opportunity to increase their ownership of our common stock and liquidity in their current holdings. One common stock purchase warrant will be distributed to our stockholders for every10 shares of common stock they own. Our board of directors decided that our stockholders of record at August 2, 2002 should be given the opportunity to purchase additional shares of common stock. Each common stock purchase warrant you hold entitles you to purchase one share of our common stock, at any time up until July 31, 2004. Whether a current prospectus is in effect or not, we can call and redeem the common stock purchase warrants for $.01 per warrant, on 30 days notice, at any time after the date of this Prospectus.


     Currently, only a limited public market exists for our common stock. You are not assured that any public market will continue in the future. Our common stock is quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc. under the symbol "CEII". The bid price quotation in the Pink Sheets for our common stock on January 27, 2003 was $3.25 per share. We arbitrarily determined the exercise and redemption prices of the common stock purchase warrants, which bear no relationship to our assets, stockholders equity or any other objective criteria of value. We may receive up to $2,756,250 from the exercise of the Warrants.


     The stockholders named on page 11 may sell up to 1,566,169 shares of our common stock. We will not receive any proceeds from the sale of these shares by our stockholders.


YOU SHOULD NOT PURCHASE THESE SECURITIES IF YOU CANNOT AFFORD TO RISK THE LOSS OF YOUR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS SUCH AS THOSE DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Warrants are being distributed without cash consideration. Shares of the Company's common stock are being offered by the Company only to holders of the Warrants and will be sold by the Company without any underwriting discounts or other commissions. The offering price is payable in cash upon exercise of the Warrants. No minimum number of Warrants must be exercised, and no assurance exists that any Warrants will be exercised.

      The date of this prospectus is                     , 2003

     Table of contents                                            Page

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .10

Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . .10

Market Information & Dividend Policy . . . . . . . . . . . . . . . .11

Management's Discussion and Analysis . . . . . . . . . . . . . . . .12

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Availability of Additional Information . . . . . . . . . . . . . . .19

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . .22

Principal Shareholders . . . . . . . . . . . . . . . . . . . . . . .22

Description of Securities. . . . . . . . . . . . . . . . . . . . . .23

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .26

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .29

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . F-1

                         PROSPECTUS SUMMARY

     This summary highlights important information. As a summary, it is necessarily incomplete and does not contain all the information you should consider before investing. You should read the entire Prospectus carefully.

                             OUR COMPANY

     Creative Enterprises International, Inc. (the "Company") was originally incorporated in the State of Utah as Parvin Energy, Inc. on June 20, 1984. Its name was later changed to Sahara Gold Corporation. By amendment to the articles of incorporation, its name was changed to Inland Pacific Resources, Inc. and its corporate domicile changed to the State of Nevada on July 26, 1985. On December18, 2001, the Company entered into an agreement and plan of reorganization with Creative Enterprises ("CE") which provided that all of the outstanding shares of common stock of CE issued on that date would be exchanged for shares of common stock issued by the Company. After the date of the agreement and plan of reorganization, the Company changed its name to Creative Enterprises International, Inc. Prior to the agreement, the Company had 32,659,591 shares of common stock outstanding and, pursuant to the agreement, effected a 1 for 16.33 reverse stock split. This reduced the number of shares to 2,000,000 outstanding shares. The Company issued 2,500,000 post-split common shares in the acquisition of CE.


     The Company is not a "blank check company" as defined in Rule 419, but will sell and distribute Zepter International products. It is party to an agreement under which Zepter has appointed it as exclusive U.S. distributor for the Zepter trademarked product VacSy, and has been given the right to sell other Zepter trademarked products in the Zepter(TM) line of products. The Company's initial focus will be on developing a market for Zepter products in the U.S. Zepter produces Vacuum Systems for Food Preservation, Cookware and other cutlery accessories, a high filtration vacuum cleaner, a complete line of cosmetics, and a cosmetic device called the Bioptron Light Therapy System, that uses polarized light for cosmetics skin therapy. The Company also intends to search for, and secure distribution rights to, other products which management believes may be unique, innovative, high-quality products that will improve the quality and health of people's lives. No assurance exists of success in this venture. The company has incurred losses since inception, has only minimal revenues, operations and assets, and to date has relied on the sale of securities and loans from shareholders to fund operations.


     The address of our principal executive offices is 825 Lafayette Road, Bryn Mawr, PA 19010. Our telephone number is (610) 525-7444.

                             THE OFFERING

Securities offered ............787,500 shares of our common stock, $.001 par value, underlying Warrants. In
                               addition, we have registered 1,566,169
                               shares of our common stock for resale by the stockholders listed on page 11. See "Description of Securities" on page 25.

Offering Prices................$3.50 per share underlying the Warrants.

Plan of Distribution...........Shares will be offered and sold without any discounts or other commissions, to holders of the Warrants, when they exercise them. The stockholders named on page 11 may sell up to 1,566,169 shares of our common stock. See "Plan of Distribution" on page 28.

Use of Proceeds................We could potentially receive gross proceeds of as much as $2,756,250 from the sale of the 787,500 shares of common stock issuable upon exercise of the Warrants, if all of the Warrants are exercised. Any proceeds will be used generally to provide additional working capital, but have not been specifically allocated, because there is no assurance any of the Warrants will be exercised. We will not receive any proceeds from the resale of any shares owned by the stockholders listed on page 11.

Transfer Agent.................Interwest Transfer Company, Inc., 1981 East
                               4800 South, Suite 100, Salt Lake City, Utah
                               84117, (801) 272-9294.

Securities Outstanding.........We are authorized to issue up to 50,000,000 shares of common stock and as of December 31, 2002, 8,325,000 shares of common stock were issued and outstanding. We have reserved from our authorized capital 787,500 shares of common stock for issuance upon exercise of the Warrants. We are also authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series with rights and preferences as the Board of Directors may designate. The Board of Directors has not designated any series of preferred stock.


Warrants.......................Each Warrant entitles you to purchase one share of common stock at any time until
                               July 31, 2004, provided this Prospectus is still current or has been updated. The exercise price is $3.50 per share, subject to adjustment in certain events. The Warrants are callable and can be redeemed by us for $.01 per Warrant on 30 days notice at any time after the date of this Prospectus. See "Description of Securities
                               - Warrants" on page 25.

Risk Factors...................An investment in the Company is highly speculative. You will suffer substantial dilution in the book value per share of the common stock compared to the purchase price. If substantial funds are not received from exercise of the Warrants (of which there is no assurance), the Company may require additional funding (for which it has no commitments). No person should invest who cannot afford to risk loss of the entire investment. See "Risk Factors" beginning on page 5.

                             RISK FACTORS

The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this Prospectus before investing in Creative Enterprises International, Inc. ("CEI").


YOU DO NOT KNOW WHEN, IF EVER, OUR BUSINESS MAY BECOME PROFITABLE. WE ARE A DEVELOPMENT STAGE COMPANY WITH NO SIGNIFICANT REVENUES OR OPERATIONS TO DATE.

     We have incurred net losses since inception and had an accumulated deficit at December 31, 2002 of $(3,303,502). Although we initiated sales in 2001 of one product, which generated modest revenues, our business model is speculative and unproven at this time. There is no assurance that we will successfully launch and market either the Zepter products or any other products for sale. We may not ever become profitable in the future.

YOU RISK LOSS OF YOUR ENTIRE INVESTMENT IF WE ARE NOT ABLE TO CONTINUE AS A GOING CONCERN.

     The independent auditors have expressed substantial doubt about our ability to continue as a going concern. Their report includes a going concern qualification because the financial statements do not include any adjustments that might result from the outcome of the uncertainties which arise from the net losses and accumulated deficit.

YOU ARE NOT ASSURED WE WILL BE ABLE TO SELL ZEPTER PRODUCTS SUCCESSFULLY TO THE U.S. MARKET.

     Our business plan depends upon successfully marketing Zepter products in the U.S. To date, Zepter has not made a concentrated effort to develop a U.S. presence. Our strategy to develop brand and product awareness for the Zepter trademarked products is untested, so it is not known whether U.S. consumers will consider the products desirable once they become familiar with the brand name and the products.

OUR RIGHT TO SERVE AS ZEPTER'S EXCLUSIVE U.S. DISTRIBUTOR IS SUBJECT TO THE SATISFACTION OF MINIMUM ANNUAL PRODUCT PURCHASE VOLUMES.

     Our agreement with Home Art & Sales Services AG ("Home Art"), which manufactures the products under the Zepter trade name, obligates us to purchase minimum annual volumes of various Zepter products in order to maintain our status as distributor of specific Zepter products. If we fail to meet the minimum purchase volumes, Home Art can terminate the agreement or revoke our status as exclusive U.S. distributor for the specific product, which would materially, adversely effect us. We may not be able to satisfy the minimum purchase volumes required and we cannot guarantee either that we will continue to be exclusive U.S. distributor of the Zepter VacSy product or that we will maintain our right to sell Zepter products. The agreement with Home Art requires us to purchase a total of approximately $6.5 million worth of Zepter products during a 12 month period commencing June 1, 2002. Only $183,276 worth of Zepter products had been purchased as of December 31, 2002.

THE MARKET FOR PRODUCTS IDENTIFIED BY US IS UNCERTAIN AND UNPREDICTABLE.

     We will be dependent on our continuing ability to introduce successful new products to supplement or replace existing products as they mature through their product life cycles. The success of each product will be dependent on our marketing efforts. Customer response to infomercials depends on many variables, including the availability of competing products and the timing and frequency of airings. There can be no assurance that any product identified by us for marketing will receive a positive response from customers.

WE FACE COMPETITION FROM OTHER DIRECT MARKETERS AND CHEAPER PRODUCTS.

     We have no inherent competitive advantage over potential competitors other than our exclusive relationship with Zepter for VacSy. For each product identified by us, it is likely that similar products will be available from other manufacturers and distributors. In many cases the competing products may be cheaper than the products offered by us. For example, the Zepter VacSy Food Preservation system will compete directly and indirectly with other food preservation systems, including Tilia's Foodsaver product that currently generates millions of dollars of sales annually through direct marketing. Other Zepter products sold by us will also face direct and indirect competition from other products. There can be no assurance that we will be able to overcome competing products.

THE PRODUCTS SOLD BY US MAY EXPOSE US TO PRODUCT LIABILITY CLAIMS.

     Products sold by us may expose us to potential liability from damage claims by users of the products. In certain instances, we have been able to obtain contractual indemnification rights against such liabilities from the manufacturers of the products. However, we cannot be certain that we will not be exposed to liabilities arising from such claims. We do carry products liability insurance, but our insurance may not be sufficient to cover all claims that may be made against us.

WE WILL BE DEPENDENT ON THIRD PARTY MANUFACTURERS AND SERVICE PROVIDERS.

     All of the products that will be offered by us will be manufactured by third party domestic or foreign companies. In addition, we plan to use service providers to assist us in fulfilling orders placed for products and to provide other marketing services (such as development of Internet sites for each product). If our suppliers would be unable, either temporarily or permanently, to deliver products to us in time to fulfill sales orders, we would not be able to conduct operations. In addition, use of foreign manufacturers exposes us to the general risks of doing business abroad.


RISKS RELATED TO THE OFFERING

     YOU ARE NOT ASSURED THAT ANY PROCEEDS WILL BE RECEIVED FROM EXERCISE OF WARRANTS. WE HAVE NO OTHER SOURCE OF FUNDING THAT IS ASSURED. This increases your risk if you exercise your warrants, because you are not assured that additional warrants will be exercised or that we will receive further funding. Proceeds may not be sufficient to defray offering expenses. Because no minimum number of warrants must be exercised there is no escrow of funds. Any proceeds received will immediately be retained by us to be used in our business. The amount of capital currently available to us is limited. In the event any proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing, for which we have no commitments or arrangements from commercial lenders or other sources.

     YOU MAY NOT BE ABLE TO EXERCISE YOUR WARRANTS. You can exercise your warrants only if the exercise is permitted under the securities laws of your state, and only while this prospectus is current and effective. We intend to update the prospectus as necessary to keep it current and maintain federal and state registration or qualification for the exercise, but may not always do so. Whether a current prospectus is effective or not, the warrants are redeemable for $.01 per warrant at any time. If redeemed when no current prospectus is effective, you will have no opportunity to exercise the warrants, but will be compelled to accept the nominal redemption price.

     ISSUANCE OF ADDITIONAL STOCK IN THE FUTURE WILL REDUCE YOUR
PROPORTIONATE OWNERSHIP AND VOTING POWER AND/OR CREATE ADDITIONAL SECURITIES WITH DIVIDEND AND LIQUIDATION PREFERENCES OVER COMMON STOCK. Directors can issue additional common or preferred stock without shareholder approval to the extent authorized. We are authorized to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by our board of directors. The board of directors has not designated any series or issued any shares of preferred stock.

     ANTI-TAKEOVER MEASURES MAY RESULT IN YOU RECEIVING LESS FOR YOUR STOCK THAN YOU OTHERWISE MIGHT. The ability of directors, without stockholder approval, to issue additional shares of common stock and/or preferred stock could be used as anti-takeover measures. These provisions could prevent, discourage or delay a takeover attempt.

     YOU ARE NOT ASSURED YOU WILL BE ABLE TO SELL YOUR COMMON STOCK IN THE FUTURE AT A PRICE WHICH EQUALS OR EXCEEDS THE EXERCISE PRICE. The exercise price of the warrants was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise price be regarded as an indicator of any future market price of our securities.

     YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT READILY OR AT ALL WHEN YOU NEED OR DESIRE TO SELL. Although our common stock is quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc., there has been a limited public trading market. You are not assured that an active trading market will develop, or if a market does develop, that it will continue. As a result, an investment in our common stock may be totally illiquid.

                NOTE ABOUT FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Prospectus Summary", "Risk Factors" and elsewhere in this Prospectus that are forward-looking statements. You can identify these statements by forward-looking words such as "may", "expect", "anticipate", "believe", "estimate", and similar terminology. Forward-looking statements address, among other things:

o the sale of new products and the expansion of the market for current products;
o    implementing aspects of our business plans;
o    financing goals and plans; and
o our expectations regarding actions to be taken by parties other than us. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict and/or which we do not fully control that will cause actual results to differ materially from those expressed or implied by our forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements are made as of the date of this Prospectus, and we assume no duty to update them or to explain why actual results may differ except as we are required to do by law.

                               DILUTION


     Whether you exercise warrants or purchase from selling stockholders, you will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the number of warrants exercised and, in the case of shares purchased from selling stockholders, also on the purchase price of those shares.


     Dilution is the difference between the purchase price per share of common stock and the net tangible book value per share immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the December 31, 2002, financial statements of the Company, net tangible book value of the Company was $(77,534) or approximately $(.01) per common share. Prior to the exercise of any Warrants, the Company has 8,325,000 (as of December 31, 2002) shares of common stock outstanding.


     If all the Warrants were to be exercised (of which there is no assurance), we would then have 9,062,500 shares of common stock outstanding. The estimated pro forma net tangible book value of the Company (which gives effect to receipt of the net proceeds from such exercise and issuance of the underlying shares of common stock, but does not take into consideration any other changes in net tangible book value after December 31, 2002), would then be $2,678,716 or about $.30 per share. This would result in dilution to persons exercising Warrants of $3.20 per share, or 91% of the exercise price of $3.50 per share. Net tangible book value per share would increase to the benefit of present stockholders from $(.01) prior to the offering to $.30 after the offering, or an increase of $.31 per share attributable to exercise of the Warrants. The following table sets forth the estimated net tangible book value ("NTBV") per share after exercise of the Warrants and dilution to persons purchasing the underlying common stock.


Exercise of all Warrants:

Warrant exercise price/share                      $3.50

NTBV/share prior to exercise              $(.01)

Increase attributable to Warrant           .31
exercise

Pro forma NTBV/share after exercise                 .30

Dilution                                          $3.20



     If less than all Warrants are exercised, dilution to the exercising Warrant holders will be greater than the amount shown. The fewer the Warrants exercised, the greater dilution will be on the Warrants that are exercised. Dilution to those purchasing from selling stockholders may be greater or less than the dilution to exercising Warrant holders, depending on whether the purchase price exceeds or is less than the Warrant exercise price of $3.50 per share, but otherwise will vary depending upon the number of warrants exercised, in the same manner as for Warrant holders.


                           COMPARATIVE DATA

     The following chart shows book value or net equity per share, and proportionate ownership in the Company represented by, outstanding common stock held by promoters and other present shareholders, and stock issuable upon exercise or fulfillment of outstanding options or stock rights, compared to the price that will be paid and proportionate ownership represented by common stock that will be acquired by exercising warrant holders, assuming all warrants are exercised.


                            Shares Owned   Percent Cash Paid Per/Share

Option Holders, if all
options are exercised.           150,000     1.4%    75,000      $.50


Shares subject to earnout
owned by Michael Salaman,      1,666,666    15.3%         0         0
if all shares are earned (1)



Warrant Holders, if all
Warrants are exercised           787,500     7.2% 2,756,250      3.50


Currently Outstanding
Stock (2)                      8,325,000    76.1%   (77,534)   $ (.01)


(1) In connection with the acquisition by the Company of Creative Enterprises in January of 2002, Mr. Salaman has the right to earn up to 1,666,666 shares of the Company if revenues of at least $7.5 Million for the calendar year 2002, and $15 Million in revenues for the calendar year 2003, are achieved. If the 2002 revenue goals are not achieved, they carry over to the year 2003. The 2002 revenue goals were not achieved before the end of the year, so they carry over to the year 2003. In the event the Company achieves at least two-thirds of a given years revenue goal, Mr. Salaman is entitled to a pro-rata amount of the shares to be earned for that calendar year.


(2) Amounts shown reflect current net equity on an aggregate and per share basis.

                           USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of common stock underlying the Warrants at the exercise price of $3.50 per share will vary depending upon the total number of Warrants exercised. If all Warrants were to be exercised (of which there is absolutely no assurance, nor any assurance that any Warrants will be exercised), we would receive gross proceeds of $2,756,250. Regardless of the number of Warrants exercised, we expect to incur offering expenses estimated at $26,628 for legal, accounting, printing and other costs in connection with the offering. Inasmuch as there is no assurance that any Warrants will be exercised nor any requirement that any minimum number of Warrants be exercised, there are no escrow provisions. Any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes, including the purchase of inventory. Proceeds have not been specifically allocated, and the exact uses of the proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from Warrant exercise to continue developing a market for the Zepter(TM) line of products in the United States. We will not receive any proceeds from the sale of shares by our stockholders.


                         SELLING STOCKHOLDERS

     The following table lists each person who may resell shares pursuant to this Prospectus (the "Selling Stockholders"), and, in addition, sets forth:

o the number of shares of common stock beneficially owned by each Selling Stockholder prior to the offering;
o the number of shares of common stock registered for sale by each Selling Stockholder in the offering; and
o the number of shares of common stock and the percentage of the common stock owned by each Selling Stockholder after the offering, assuming that the Selling Stockholders sell all of the shares registered for their benefit and that the Selling Stockholders do not exercise Warrants received by them pursuant to this registration statement.



Selling            Outstanding  Amount of  Outstanding   Percentage
                     Shares    Securities  Shares Owned  Ownership
Stockholder        Owned Prior  Offered     After the     After
                   to Offering              Offering     Offering (1)

Alan Cohen         255,000        220,600        34,400           *

Devonshire         375,847         23,763       352,084        4.5%
Partners, Inc(2)

Domenica, Inc.(3)  350,000        100,000       250,000        3.2%

Jennifer Dixon      20,000         10,000        10,000           *

Rona Dixon          30,000         10,000        20,000           *

Lynn Dixon

Grandchildren's     10,000         10,000             0           *
Trust

Lynn Dixon         320,000        100,000       220,000        2.8%

Melissa Epperson   357,492        230,000       127,492        1.6%

Perry Grant        620,000        275,000       345,000        4.4%

Heather Hamby       35,991         10,011        25,980           *

Dr. Turan Itil      62,500         12,500        50,000           *

Pam Jowett          23,000         23,000             0           *

Stanley Merdinger   37,500         37,500             0           *

Darold Moeller       7,000          7,000             0           *

Nika Corp. (4)     336,895        286,295        50,600           *

Ted Pagano         120,000         20,000       100,000        1.3%

Sam Rosengarten      7,500          7,500             0           *

Steven Salaman     150,000        150,000             0           *

Allison White        3,000          3,000             0           *

Brenda White         5,000          5,000             0           *

White Knight        15,000         15,000             0           *
Associates(5)

Michael Williamson  30,000         10,000        20,000           *

                     TOTAL      1,566,169


* Equals less than 1% of the outstanding common stock after the offering.

(1) Based upon an aggregate 8,325,000 (as of December 31, 2002) shares of common stock outstanding.
(2)  Control person of Devonshire Partners: Thomas G. Kimble
(3)  Control person of Domenica, Inc: Dorothy Bechtel
(4)  Control person of Nika Corp: Ephraim Schwartz
(5)  Control person of White Knight Assoc: Richard Greenberg


     No Selling Stockholders are broker-dealers or affiliates of broker-dealers.


                 MARKET INFORMATION & DIVIDEND POLICY


     The common stock of the Company is quoted on the Electronic Pink Sheets under the symbol CEII. As of January 24, 2003, there were approximately 410 recordholders of the Company's common stock.


     The following table sets forth the high and low bid prices for shares of the Company's common stock for the periods noted, as reported in the Pink Sheets maintained by the National Quotations Bureau, Inc. Quotations reflect the inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. In January of 2002 the Company's common stock began price quotations, after the Company's agreement and plan of reorganization entered into with CE and its name change from Inland Pacific Resources, Inc. to Creative Enterprises International, Inc. Since January of 2002, recent bid and ask quotations for the Company's common stock are as follows:


     Bid Prices

Year            Period             High       Low

2002    January 3 to March 31     3.50      1.75

        April 1 to June 30        2.90      2.40

        July 1 to September 30    3.45      2.00

        October 1 to December 31  3.80      2.25


     Our common stock is considered a low priced security under rules promulgated by the Securities and Exchange Commission. The likely effect of designation as a low priced security is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities. Under the rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer.


DIVIDEND POLICY

     The Company has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying cash dividends on common stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common stock or that are likely to do so in the future are those restrictions imposed by law. Under Nevada corporate law, no dividends or distributions may be made which would render the Company insolvent or reduce assets to less than the sum of our liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes associated with them contained elsewhere in this Prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.

PLAN OF OPERATIONS.


     The Company has been in a developmental stage since inception and had no revenues from operations in the fiscal year ended December 31, 2001. In fiscal 2002, the Company has recognized revenues of $48,732 from sales of the CleanSy Water Vacuum System. In August 2002, the Company received a purchase order from QVC for the Zepter VacSy Food Preservation System which generated revenues from the sale of these VacSy Food Preservation Systems.


     Net Losses for the fiscal years ended December 31, 2002 and 2001 were $1,185,268 and $250,184, respectively.


     To satisfy its anticipated cash requirements for fiscal 2003, the Company will need to raise additional financing unless the Company is able to obtain sufficient cash from operations. At this time, however, the Company does not anticipate generating sufficient cash from operations to fund its ongoing business.


     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception, and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


OPERATING EXPENSES


     The Company will incur operating expenses, consisting of expenses for salaries and commissions, marketing expenses (such as product samples, printing and postage expenses), travel expenses, and professional fees in the fiscal year ending December 31, 2003. The Company believes that its primary cash requirements for the next 12 months will be in the area of marketing expenses, operations, infrastructure investment and inventory purchases, principally of the Zepter VacSy Food Preservation System and other Zepter products. The Company anticipates that sales and marketing expenses will total approximately $2,000,000 in the 12 months ending December 31, 2003. Inventory purchases will be the Company's other principal cash requirement in the 12 months ending December 31, 2003. The Company expects that the funding for these inventory purchases will come from traditional bank financing, which is not assured, since we have no commitments or arrangements from commercial lenders or other sources. The Company expects to receive the same commercial terms from Zepter International and other suppliers with respect to payment and delivery terms as other third party distributors receive.

     The Company does not anticipate any significant research and development expenses during the 12 months ending December 31, 2003. Likewise, the Company does not anticipate an increase in the number of employees unless an increase in the Company's operations requires additional employees.


                               BUSINESS

HISTORY AND DEVELOPMENT OF THE COMPANY

     The Company was originally incorporated in the State of Utah as Parvin Energy, Inc. on June 20, 1984. The name was later changed to Sahara Gold Corporation. Its corporate domicile was changed to the State of Nevada and its name to Inland Pacific Resources, Inc. on July 26, 1985. On December 18, 2001,the Company entered into an agreement and plan of reorganization with Creative Enterprises ("CE") that provided that all of the outstanding shares of common stock of CE issued on that date would be exchanged for shares of common stock issued by the Company. After the date of this agreement, the Company changed its name to Creative Enterprises International, Inc. Prior to the agreement, the Company had 32,659,591 shares of common stock outstanding, and, pursuant to the agreement, effected a 1 for 16.33 reverse stock split. This reduced the number of shares to 2,000,000 outstanding shares. The Company issued 2,500,000 post-split common shares in the acquisition of CE.


     The Company is not a "blank check company" as defined in Rule 419, but will sell and distribute Zepter International products. The Company's initial focus will be on developing a market for the Zepter(TM) line of products in the U.S. The Zepter products are manufactured by Home Art & Sales Services AG of Switzerland. Home Art operates under the tradename of Zepter. Home Art/Zepter is a global manufacturer and retailer of proprietary consumer products. Currently, the Company, through its subsidiary (Creative Enterprises, Inc., sole member of Creative Partners International, LLC, a Delaware Limited Liability Company), is a party to a distribution agreement with Zepter International to sell various Zepter International products in the United States. Zepter International is a privately held company headquartered in Monaco with revenues of approximately $2 billion. Zepter International manufactures and markets proprietary consumer products around the world through a direct sales force of over 100,000 distributors. Zepter operates 10 manufacturing facilities that produce products such as Vacuum Systems for Food Preservation, Cookware and other cutlery accessories, high filtration vacuum cleaner, a complete line of cosmetics, and a cosmetic device that uses polarized light for cosmetics skin therapy called the Bioptron Light Therapy System.


     The Company intends to be a marketing and distribution company of consumer products and intends to search for other products which management believes may be unique, innovative, high quality products that will improve the quality and health of people's lives. No assurance exists of success in this venture. The company has incurred losses since inception, has only minimal revenues, operations and assets, and to date has relied on the sale of securities and loans from shareholders to fund operations.

     The Company will market its products by identifying and targeting potential customers and initiating advertising that clearly communicates the benefits of each product.



     The Company intends to distribute and market all of its products through a combination of infomercials, appearances on Home Shopping Channels, and the Internet. The Company's current websites include www.creativepi.com and www.cleansy.com. The Company has generated revenues from the sale of products. Marketing costs include advertising expense, sales commissions, product samples, credit card processing fees, and customer service.


BUSINESS OF THE COMPANY

Principal Products and Markets:

Zepter International Products


     Zepter is an organization that produces and sells consumer products around the world, principally through direct sales using a large sales force and retail outlets. Since its inception, Zepter has striven to enhance lifestyles around the world and to become an essential part of everyday living. Over the past few decades, Zepter has become a global enterprise with its own sales in over 50 countries throughout the world. Zepter also has more than 30 pavilions located in the high-end shopping districts of major cities including Paris, Monte-Carlo, Munich, Milan, Athens, Barcelona, Vancouver, Moscow, Warsaw, Budapest and Goteborg. There are currently over 100,000 distributors of Zepter products throughout the world.


     The range of Zepter trademarked products extends from stainless steel cookware, tableware, cutlery and other household goods and "home art" accessories to beauty products including cosmetics, electro-cosmetics, dietary supplements, jewelry and fashion accessories. Zepter's household products include the Zepter home cooking system; tableware; stainless steel and silver accessories for home decoration; VacSy, a vacuum system patented for optimal food preservation; and CleanSy, a bagless water-based filtration home vacuum cleaner. Zepter's beauty and skincare products include Bioptron(R), a proprietary light therapy system; various electro-cosmetic devices; and the "Swissological", "LaDanza" and "Swiss Nature" cosmetics lines. Zepter's luxury accessories include jewelry, both costume and fine, and the Zepter timepieces.


The Zepter products are manufactured in 10 production factories owned by Home Art/Zepter located in France, Germany, Italy and Switzerland.


Among the initial Zepter products that the Company intends to market are the following:

VacSy(R) Food Preservation system. The VacSy(R) Food Preservation system preserves food without any change or loss of color, aroma, nutrients or consistency. The VacSy(R) Food Preservation system maintains the freshness of food for extended periods of time by eliminating contact with the air. VacSy(R) can be used for storing virtually any type of food, including fresh meat, fish, cheese, vegetables and fruit. VacSy(R) is ideal for pre-cooked dishes and improves the results of deep-freezing. The VacSy(R) line consists of a vacuum pump and a variety of containers and accessories for hermetic sealing. VacSy(R) combines the advantages of vacuum packing, industrial design and ease of use.

Bioptron Light Therapy Device. The Bioptron device is based on light therapy that has a positive and gentle effect on an individual's biological system, aiding the individual's self-healing and regenerative processes. When used specifically as directed, in the majority of individuals, the Bioptron light therapy device activates and regenerates the body and blood cells. This process is known as biostimulation. In Europe Bioptron is an approved medical device, with millions sold. It has been approved in Europe for the treatment of pain and burns. The Bioptron device has been approved by the U.S. Food and Drug Administration to be used as a cosmetic device as a skin care system that may help increase the skin's radiance, smoothness and glow. It is still under review by the FDA for other medical applications.

CleanSy (Home Vacuum Cleaning System). This water-based vacuum cleaning system is the result of years of work by a team of top Zepter engineers. Traditional vacuum cleaners return 20 to 30% of the dust to the environment. The paper bags typically used must continually be replaced and are a breeding ground for bacteria. The CleanSy system uses water as a filter, eliminating the need for paper bags. The filter system has 8 levels, trapping even the smallest particles of dust. The special HEPA filter retains 99.9% of particles. CleanSy even removes mites, the invisible micro-organisms that thrive in wet warm environments such as carpets, drapes, and sofas. CleanSy also vacuums liquids and freshens the air with a citrus fragrance (which inhibits bacteria growth and neutralizes allergens).

Kitchenware. Zepter's stackable cookware is designed to cook without salt, water or oil, thus allowing the food to retain its natural aromas, flavors, vitamins, and trace elements. Zepter cookware products are constructed of chrome nickel 18/10. Rigorous quality control enables Zepter to offer a lifetime guarantee on its cooking systems. In addition to the health benefits that Zepter's cooking system offers, Zepter's cookware includes an accu-thermal compact capsule base. Manufactured from a variety of metal alloys, it enables the cookware to pass directly from the stove to the table. The cookware system is also equipped with a thermostat, 'thermo-control', which is incorporated in the lid knob, and indicates the temperature to ensure precise cooking.


Swissological Beauty Products. Zepter's Swissological line of cosmetics is a breakthrough in phytocosmetics technology. Zepter has isolated certain active ingredients in plants and has effectively combined them to create skin treatment products. Zepter Cosmetics Swiss Research Center, located in Neuchatel, Switzerland, is considered to be one of the finest facilities in the world. Zepter's focus on research and development ensures new formulas and the continual testing of each products' effectiveness on skin elasticity, moisturization and Trans-Epidermal Water Loss.


The plant extracts used in the cosmetics are obtained in the Swiss Alps in a virtually pollution-free region called Valais. No chemical fertilizers, pesticides or herbicides are used. Using a special extraction technique, Swissological's plant extracts remain all natural. The Echinacea plant is the primary extract found in Swissological products, helping regenerate, heal, and purify the skin.

Swissological has 29 products in 3 formulas:

o    Skin care for face;
o    Skin care for body; and
o    Skin care for men.

Swissological Baby. A baby's skin is very delicate and requires the utmost care. Zepter laboratories have developed products that are extremely gentle and pure, dermatologically tested, hypoallergenic, soap free, and pH neutral and include:

o    Nourishing Lotion;
o    Protecting Oil;
o    Cream Bath;
o    Camomile Shampoo; and
o    Calming Talc.


LaDanza. LaDanza is Zepter's high end cosmetics line. It contains eight essential anti-aging products and a beautiful modern floral fragrance.


Other Zepter Products. Other Zepter trademarked products include:

o Electro-Cosmetic Devices - anti-cellulite massagers, hair removers, electro-acupuncture.
o Home Art Products - fine bone china, tableware, cutlery, stainless steel and silver accessories for home decoration.
o    Luxury Accessories - jewelry and timepieces.

Other Product Lines Marketed and Distributed by CEI.


Fisher Space Pens. Developed in the 1960's for NASA, the space pen is the most technologically advanced pen on the market today. The space pen writes under extreme conditions as well as under water. Fisher Space Pens, Boulder City , NV is the manufacturer.


Wavetrend. CEI has entered into an agreement with Wavetrend, Inc. to market a line of hardware and software that wirelessly protects computers from prying eyes, thereby protecting the information that resides on laptops and personal computers. This product, called PC ACCESS CONTROL, can also track physical assets (such as computers) and individuals entering and leaving buildings or other protected areas.

Marketing and Distribution:



As of June 30, 2002, the Company had received an order from QVC for a total of 6,500 pens. The Company has also received an order from QVC for 700 sets of Zepter VacSy Food

Preservation Systems, the terms of which are consignment.
The total revenue for these sales is expected to be $130,000 for the orders for the pens and VacSy Food Preservation System. The Company is an approved vendor of QVC and its product VacSy can be ordered from www.qvc.com. QVC is the country's largest home shopping network selling everything from jewelry to cosmetics to households items direct to consumers through their television network.


COMPETITION


     The Company is aware of the competitive landscape. The table below highlights the market share leaders in each category. CEII will track and benchmark our performance against each of these market share leaders. This will ensure that we maintain competitive pricing and product differentiation in each of these sectors.


Competitive Market Analysis

    SECTOR          MARKET LEADER         EXAMPLE PRODUCTS

SKIN CARE                P&G            Olay, Noxzema, Ivory

                       L'Oreal                 L'Oreal

                       Unliever      Pond's, Dove, Vaseline, Lux

SKIN TREATMENT    Boot's Healthcare           Clearasil
                    International

                  Johnson & Johnson   Clean & Clear, Dermabond,
                                         Retin-A-Micro

                   GlaxoSmithKline               Oxy

COSMETICS                P&G         Cover Girl, Max Factor, Olay

                        Revlon                 Revlon

                       L'Oreal           L'Oreal, Maybelline

PREMIUM COOKWARE  Newell-Rubbermaid          Calphalon

                  Waterford-Wedgwood   All-Clad, Copper-Core, MC2,
                                             Emerilware

                     Meyer Corp.     Circulon, Kitchen Aid, Anolon,
                                          Farberware

FOOD STORAGE      Newell-Rubbermaid          Rubbermaid

                   Sterilite Corp.            Sterilite

                   Tupperware Corp.          Tupperware

                      Tilia Inc.              Foodsaver

VACUUM CLEANERS          Hoover                Hoover

                        Eureka                 Eureka

                        Royal                   Royal


  The Company expects that there will be competition for most of its products from both manufacturers and other distributors. There can be no assurance, however, that this product strategy will be successful.

FACILITIES AND EMPLOYEES


  The Company's principal business address is located at 825 Lafayette
Road, Bryn Mawr, PA 19010. The Company has 800 sq. ft. of space and operates "rent free" with space being contributed by Mr. Salaman. The company intends to lease approximately 1500 sq. ft. in early 2003 to accommodate growth. The Company has not had any material employee relations problems.


LEGAL PROCEEDINGS

  The Company is not involved in any pending legal proceedings.

                AVAILABILITY OF ADDITIONAL INFORMATION

  The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of prescribed fees.


  As of the date of this Prospectus, the Company became subject to the information requirements of the Exchange Act and, in accordance therewith, will electronically file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the information requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. Such site is accessible by the public through an Internet access service provider and is located at http://www.sec.gov.


  Copies of the Company's Annual, Quarterly and other Reports filed by the Company with the Commission, commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The Company's executive officers and directors are as follows:

Name of Director Age     Position

Michael Salaman  40      President; Secretary-Treasurer & Director

David Cohen      77      Director



Michael Salaman, President of CEI, has over 15 years of experience in marketing and business development. Prior to his service with CEII, Mr. Salaman was founder and President of iConnect, Inc., (an internet service provider) from 1998 to 2000. Prior to the ISP business, Mr. Salaman was part of the founding management team of National Media Corp., a publicly-held infomercial marketing company. During his tenure at National Media, he selected new products, focused on developing profits from the company's customer list, and assisted in the infomercial productions and business strategy. Mr. Salaman will devote full time to the issuer. He is serving his first term as a director of CEI.


David Cohen is an attorney who has been engaged in the practice of law in Philadelphia for many years. He graduated from Temple University School of Law with distinction in 1952. He has received many professional honors and is an active member of numerous professional, religious and civic associations. Mr. Cohen has extensive experience as an officer, director and founder of many successful business enterprises, but holds no other directorships in reporting companies. Mr. Cohen will devote less than 10% of his time to the issuer. He is serving his first term as a director of the Company.


There are currently no arrangements or understandings regarding the length of time each director is to serve in such a capacity. Each director has served for less than one year.

The Company may adopt provisions in its Amended and Restated By-laws and/or Articles of Incorporation to divide the board of directors into more than one class and to elect each class for a certain term. These provisions may have the effect of discouraging takeover attempts or delaying or preventing a change of control of the Company.


MEDICAL ADVISORY BOARD

  The Board's mission is to provide counsel to CEII's management team is validate product performance claims. The following medical professionals are members of the Medical Advisory Board:

Chairman:   Dr. Steven Lamm, MD  (Internist)
Member:     Dr. Wellington Tichenor, MD (Allergist)
Member:     Dr. Stuart Young, MD (Allergist)
Member:     Dr. Diane Berson, MD (Dermatologist)
Member:     Peter Toucey, Industrial Hygienist
Member:     Robert A. Perlman, Managing General Partner, Aegis Management
Group


The Medical Advisory Board has issued several white papers on behalf of Zepter's CleanSy product on the dangers of indoor air pollution and the importance of advanced vacuuming systems for allergy/asthma sufferers. In addition, they are implementing a network of allergists/internists who are actively promoting CleanSy to their patients; thus providing the Brand with another sales channel.


EXECUTIVE COMPENSATION


The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to Michael Salaman, the Company's President and chief executive officer, in the years ended December 31, 2002 and 2001. No executive officer of the Company received compensation of $100,000 or more in the fiscal years ended December 31, 2002 and 2001.





======================================================================================================================
                                            (b) Summary Compensation Table
======================================================================================================================
Annual Compensation                                              Long Term Compensation
- ----------------------------------------------------------------------------------------------------------------------
                                                                 Awards                     Payouts
======================================================================================================================
                                                                                                        All
                                                  Other          Restricted   Securities                Other
Name and                                          Annual         Stock        Underlying    LTIP        Compen-
Principal                    Salary      Bonus    Compensation   Award(s)     Options/      Payouts     sation
Position             Year    ($)         ($)      ($)            ($)          SARS(#)       ($)         ($)
- ----------------------------------------------------------------------------------------------------------------------


Michael Salaman      2002   32,000       -0-      69,500           -0-         -0-            -0-         -0-
President(1)         2001                         16,000

- ----------------------------------------------------------------------------------------------------------------------




(c) Options/SAR Grants


On January 18, 2002, Michael Salaman was granted 150,000 options at $.50 per share that vest immediately.


(d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value

The Company has not issued Stock Appreciation Rights.

(e) Long-Term Incentive Plan

None.

(f) Compensation of Directors


During the fiscal years ended December 31, 2002 and 2001, no director of the Company received any compensation for any services provided in such capacity. Directors are reimbursed for expenses incurred by them in connection with their activities on behalf of the Company.


(g) Employment Contracts, Termination of Employment, and Change in Control Arrangements

The Company has no employment agreements.

(h) Report on Repricing of Options/SARS

Not Applicable.

                         CERTAIN TRANSACTIONS


  In early January 2002, Lynn Dixon and Pamela Jowett, who at that time were principal stockholders of the Company, agreed to sell approximately 1,443,169 shares of the Company's stock owned by them to certain acquaintances of Mr. Dixon("Purchasers") at a price of $.08 per share. The shares are restricted shares and were originally purchased by Mr. Dixon and Ms. Jowett from the Company and other stockholders for approximately $.03 per share when they took control of the Company in November 1998. Lynn Dixon and Pamela Jowett sold these shares in reliance upon the so-called 'Section 4(11/2)' exemption.


  The Purchasers are a part of the Selling Stockholders group as are Mr. Dixon and Ms. Jowett. The shares were sold to these Purchasers at the direction of Mr. Dixon to persons to whom he felt he had certain friendship obligations, although such obligations were not in writing and were not quantified in anyway. Ms. Jowett and Mr. Dixon were under no legal or contractual obligation to sell the shares to these Purchasers. The specific Purchasers, the price per share, and the amount of stock sold to them was arbitrarily determined by Mr. Dixon without regard to any kind of formula or formal analysis.


  At December 31, 2002, the Company owed $41,000 to Michael Salaman on a note which bears interest at 4.0 percent per annum, and is due on demand. No demand has yet been made. Mr. Salaman will demand repayment in the future when the Company is able to repay the note.




                        PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, with respect to the beneficial ownership of the Company's common stock by each director of the Company, by each beneficial owner of more than five percent (5%) of the Company's outstanding common stock and all directors and officers of the Company as a group:

Beneficial Ownership of Common Stock December 31, 2002(1)


Name and Address of   Shares       Percentage Position With the
Beneficial Owner      Owned        of Class        Company

5% Owners

M. Perry Grant          620,000          7.5%
Tanners Neck Ln.
Westhampton, NY

Directors and
Executive Officers


Michael Salaman                        16.4% Officer and Director
                      1,383,334(2)

David Cohen             215,000(3)      2.6% Director

All officers and
directors as a group  1,598,334(5)     19.0%
(2 persons)(4)


(1) Based on an aggregate 8,325,000 shares of the Company's common stock outstanding.
(2) Includes 150,000 options to purchase the Company's common stock granted on January 18, 2002 under the Company's Stock Option Plan (the "Plan").
(3) Includes 150,000 shares owned by Mr. Cohen's wife, for which he shares beneficial ownership.
(4)    The address of all officers and directors is the address of the Company.
(5) Includes 150,000 options granted to Mr. Salaman on January 18, 2002 under the Plan.

  The foregoing amounts include all shares these persons may be considered to beneficially own regardless of the form of ownership.

                      DESCRIPTION OF SECURITIES

  The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which will be furnished to an investor upon written request therefor.

COMMON STOCK


  The Company is authorized to issue 50,000,000 shares of $.001 par value common stock. As of December 31, 2002, the Company had 8,325,000 shares outstanding. The shares of common stock are, in the opinion of counsel, fully paid and non-assessable.

  The holders of common stock of the Company are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company, nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

  Issuance of additional common stock in the future will reduce your proportionate ownership and voting power. Directors can issue additional common stock, without shareholder approval to the extent authorized. We are authorized to issue 50,000,000 shares of common stock.

BLANK CHECK PREFERRED STOCK

  The Company is authorized to issue up to 1,000,000 shares of $1.00 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

WARRANTS

  The Company has declared a distribution of 787,500 common stock purchase warrants (the "Warrants") to stockholders of record as of August 2, 2002. The Warrants are exercisable at

$3.50 per share on or before July 31, 2004, subject to the effectiveness of registration of the Warrants and underlying shares.


   (a) The Company may redeem all or a portion of the Warrants at $.01 per Warrant, at any time upon 30 days' prior written notice to the Warrant holders. Redemption is likely whenever the market price of the common stock exceeds the exercise price of the Warrants. The Warrants may be redeemed whether or not a current registration statement is in effect with respect thereto. Any Warrant holder who does not exercise his Warrants prior to the redemption date, as set forth on the Company's Notice of Redemption, will forfeit his right to purchase the shares of common stock underlying such Warrants, and after the redemption date any outstanding Warrants referred to in the Notice of Redemption will become void and be canceled. If the Company does not redeem the Warrants, they will expire at the conclusion of the exercise period unless extended by the Company.


   (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the Warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. The Company does not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

   (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, Warrant holders will not be entitled to participate in the assets of the Company. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

   (d) The Warrants may be exercised by surrendering to the Company a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

   (e) The Warrants will not be exercisable unless the Warrants and theshares of common stock underlying the Warrants are registered or otherwise qualified in applicable jurisdictions.

   (f) The Warrants are nontransferable by their terms, cannot be transferred without the consent of the Company and will be "restricted securities" pursuant to the definition of that term used in Rule 144. The Warrants will be stamped with a restrictive legend.

                   SHARES ELIGIBLE FOR FUTURE SALE


  Of the 8,325,000 shares of the Company's common stock outstanding on December 31, 2002, prior to the exercise of any Warrants, 425,565 shares were currently freely tradeable. Upon effectiveness of this registration statement, the 1,566,169 shares registered on behalf of the Selling Stockholders will also be freely tradeable. In addition, the 787,500 shares of common stock underlying the Warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of common stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold, under Rule 144, into any public market that may exist for the common stock. Future sales by current stockholders could depress the market prices of the common stock in any such market.


  In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided that at least one year has elapsed since the restricted securities being sold were acquired from the issuer or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

  This Prospectus and the registration statement of which it is part relate to the offer and sale of 787,500 shares of common stock of the Company issuable upon the exercise of the Warrants at an exercise price of $3.50 per share. The Warrants will be distributed as a dividend with respect to the common stock of the Company to stockholders of record as of August 2, 2002. Each stockholder will receive 1 Warrant for every 10 shares of common stock held by the stockholder. The Warrants are exercisable until July 31, 2004, provided this Prospectus is still current or has been updated.


  The offering will be managed by the Company without an underwriter, and the shares are being offered and sold by the President of the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

  With this Prospectus and the registration statement of which it is apart, we are also registering shares of common stock on behalf of the Selling Stockholders. The Selling Stockholders may offer and sell shares from time to time. In addition, the Selling Stockholders' donees, pledgees, transferees and other successors in interest may sell shares received from a named Selling Stockholder after the date of this Prospectus. In that case, the term "Selling Stockholder" as used in this Prospectus includes such donees, pledgees, transferees and other successors in interest. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the Pink Sheets maintained by the National Quotations Bureau, Inc., or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

o a block trade in which a broker-dealer engaged by a Selling Stockholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this Prospectus; and
o ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

  Transactions under this Prospectus may or may not involve brokers or dealers. The Selling Stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

  In connection with the distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the position they assume with Selling Stockholders. The Selling Stockholders may also:

o sell shares short and redeliver the shares to close out these short positions;
o enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or financial institution of the shares, which the broker-dealer or financial institution may resell or otherwise transfer under this Prospectus;
o loan or pledge the shares to a broker-dealer or other financial institution that may sell the shares so loaned under this Prospectus upon a default; or

o sell shares covered by this Prospectus that qualify for sale under Rule 144 under the Securities Act pursuant to that Rule rather than under this Prospectus.

  The Selling Stockholders and any broker-dealers participating in the sale of shares covered by this Prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of such shares. Any commission, discount or concession received by a broker-dealer and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

  We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The Selling Stockholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as fees and disbursements for legal counsel retained by any Selling Stockholder.

  A supplement to this Prospectus will be filed, if required, under Rule 424(b) under the Securities Act to include additional disclosure before offers and sales of the securities in question are made.

EXERCISE PROCEDURES

  The Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side filled out and signed at the bottom, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America in cash or by cashier's or certified check payable to the order of "Creative Enterprises International, Inc., Warrant Exercise Account".

  All holders of Warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying common stock. It is presently estimated that certificates for the shares of common stock will be available for delivery in Bryn Mawr, Pennsylvania at the close of business on the tenth business day after the receipt of all required documents and funds.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

  The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breach of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derived an improper personal benefit. The Company's Amended and Restated By-laws (the "By-Laws")indemnify its Officers and Directors to the full extent permitted by Nevada law. The By-laws (with these exceptions) eliminates any personal liability of a Director to the Company or its stockholders for monetary damages for breach of a Director's fiduciary duty. Therefore, a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles may provide for indemnification to the full extent permitted under law, which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            LEGAL MATTERS

  To the knowledge of management, there is no material litigation pendingor threatened against the Company. The validity of the issuance of the shares offered hereby will be passed upon for the Company by Thomas G. Kimble & Associates, P.C., Salt Lake City, Utah.

                               EXPERTS

  The consolidated financial statements of the Company for the year ended December 31, 2002 included in this Prospectus have been examined by Connolly, Grady & Cha, P.C., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                   Creative Enterprises International Inc.
                                and Subsidiary
                  (formerly Inland Pacific Resources, Inc.)
                        (A Development Stage Company)

                              December 31, 2002

                 Creative Enterprises International, Inc.
                              and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                             December 31, 2002


                                 Contents

                                                                        Page


Independent Auditor's Report                                            1 - 2


Financial Statements


  Consolidated Balance Sheet, December 31, 2002                           3

  Consolidated Statements of Operations
     For the Years Ended December 31, 2002 and 2001
     From Inception on June 20, 1984 through December 31, 2002          4 - 5

  Consolidated Statements of Stockholders' Equity (Deficit)
     From Inception on June 20, 1984 through December 31, 2002          6 - 10

  Consolidated Statements of Cash Flows
     For the Years Ended December 31, 2002 and 2001
     From Inception on June 20, 1984 through December 31, 2002         11 - 12

  Notes to Consolidated Financial Statements                           13 - 18

                       Independent Auditor's Report





To the Board of Directors and Stockholders of Creative Enterprises International, Inc. and Subsidiary
825 Lafayette Road
Bryn Mawr, PA 19010

        We have audited the accompanying consolidated balance sheet of Creative Enterprises International, Inc. (a Nevada Corporation) and Subsidiary (formally Inland Pacific Resources, Inc.) (A Development Stage Company) as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Enterprises International, Inc. and Subsidiary (formerly Inland Pacific Resources, Inc.) as of December 31, 2002 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

To the Board of Directors and Stockholders of                  Page 2
Creative Enterprises International, Inc. and Subsidiary





        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                   /s/ Connolly, Grady & Cha, P.C.
                                   Certified Public Accountants

Philadelphia, Pennsylvania

January 20, 2003

                                                                       3.



          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                        Consolidated Balance Sheet
                             December 31, 2002


                                  ASSETS

CURRENT ASSETS

  Cash and cash equivalents                                 $
  Accounts receivable                                              8,644
  Inventory                                                      136,923
                                                             ___________

           Total current assets                                  145,567
                                                             ___________

           TOTAL ASSETS                                     $    145,567
                                                             ___________

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

  Accrued expenses                                          $    110,375
  Stockholders' loans                                            112,726
                                                             ___________
           Total current liabilities                             223,101
                                                             ___________

 STOCKHOLDERS' DEFICIT

  Preferred stock, $.001 par value, 5,000,000 shares
     authorized, none issued and outstanding
  Common stock, $.001 par value, 50,000,000 shares
     authorized, 8,325,000 shares issued and outstanding           8,325
  Additional paid-in capital                                   3,217,643
  (Deficit) accumulated during the development stage        (  3,303,502)
                                                             ___________

           Total stockholders' deficit                           (77,534)
                                                             ___________

           TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $    145,567
                                                             ___________


The accompanying notes are an integral part of these financial statements.

                                                                       4.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                   Consolidated Statements of Operations

                                                                 From
                                                             Inception on
                                           For the Years     June 20, 1984
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________
                                                               (Unaudited)*
Revenue - net                         $   48,732     $   -0-    $  48,732

Cost of sales
  Purchases                               46,353                   46,353
                                      __________    _________  ___________
Gross profit                               2,379                    2,379

Expenses
  Bank fees                                6,371         309        6,680
  Consultants                            336,174     114,500      450,674
  Depreciation                             1,461         952        2,413
  Dues and subscriptions                   2,914                    2,914
  Franchise tax                            1,000                    1,000
  Fulfillment                              3,000                    3,000
  Insurance                                2,538         973        3,511
  Janitorial services                        690                      690
  Licenses                                17,934         318       18,252
  Marketing                              313,874       8,356      322,230
  Miscellaneous                            4,858         212      466,020
  Office supplies                         38,974       6,361       45,335
  Organizational costs                                 2,272        2,272
  Payroll taxes                            7,058                    7,058
  Payroll                                 73,700                   73,700
  Postage and delivery                    43,650       3,070       46,720
  Printing                                 8,125          18        8,143
  Professional fees                      146,636      33,225      179,861
  Rent - equipment                           769         760        1,529
  Rent - office                           37,250       7,848       45,098
  Security                                 2,404         378        2,782
  Shipping                                             1,439        1,439
  Stockholder's mailing                                1,611        1,611
  Telephone                               15,433       2,936       18,369




                                (Continued)

                                                                  5.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                   Consolidated Statements of Operations

                                                                 From
                                                             Inception on
                                           For the Years     June 20, 1984
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________
                                                               (Unaudited)*
Expenses - Continued
  Travel                              $  95,983     $  59,428  $  155,411
  Video duplication                                       218         218
  Web design                                            5,000       5,000
                                      __________    _________  ___________
           Total expenses             1,160,796       250,184   1,871,930

Loss from operations of discontinued
  mining ventures                                               1,407,100
                                      __________    _________  ___________

Net (loss) from operations           (1,158,417)    ( 250,184) (3,276,651)

Other income (expense)
  Loss on disposition of fixed assets   (25,202)           -0-    (25,202)
  Interest income                       ( 2,322)           -0-     (2,322)
  Interest expense                          673            -0-        673
                                      __________    _________  ___________
        Total other income
              and expense             (  26,851)           -0-    (26,851)
                                      __________    _________  ___________

Net (Loss) Before Income Taxes       (1,185,268)    ( 250,184) (3,303,502)


Income Taxes
  Current                                    -0-           -0-         -0-
  Deferred                                   -0-           -0-         -0-
                                      __________    _________  ___________
        Total income taxes                   -0-           -0-         -0-
                                      __________    _________  ___________

Net (Loss)                          ($1,185,268)    ($250,184)($3,303,502)
                                      __________    _________  ___________

(Loss) per common share             (      .15)     (    .11)   (   .43 )
                                      __________    _________  ___________

*  Restated for comparative purposes
The accompanying notes are an integral part of these financial statements.

                                                                        6.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on June 20, 1984
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 June 20, 1984

Issuance of common
 stock for cash at
 $.04 per share               $         135,000  $  135   $  2,865  $

Issuance of common
 stock for cash at
 $.20 per share                         300,000     300     29,700

Stock offering costs                                      (  2,660)

Issuance of common
 stock for services
 rendered at
 $1.40 per share                         15,625      16     21,834

Issuance of common
 stock for mining
 claims at
 $4.37 per share                          8,125       8     35,492

Issuance of common
 stock for services
 rendered at
 $.20 per share                          92,500      92     18,408

Issuance of common
 stock for mining
 claims at
 $.20 per share                          25,000      25      4,975

Issuance of common
 stock for services
 rendered at
 $.20 per share                          12,500      13      2,487

Issuance of common
 stock for mining
 reclamation costs
 at $.09 per share                      550,000     550     49,450


                                (Continued)

                                                                        7.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on June 20, 1984
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________
Issuance of common
 stock for services
 rendered at
 $.05 per share               $          75,000 $   75  $   3,675   $

Issuance of common
 stock for services
 rendered at
 $.30 per share                         400,008    400    119,600

Issuance of common
 stock for services
 rendered at
 $.05 per share                          37,500     37      1,838

Issuance of common
 stock for mining
 claims at
 $.44 per share                       4,500,000  4,500  1,345,500

Net loss from
 inception on
 June 20, 1984 to
 December 31, 1994                                                    (426,313)
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 December 31, 1994                    6,151,258  6,151  1,633,164     (426,313)

Issuance of common
 stock for services
 rendered at
 $.10 per share                          50,000     50      4,950

Net loss for the
 year ended
 December 31, 1995                                                  (1,407,099)
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 December 31, 1995                    6,201,258   6,201  1,638,114  (1,833,412)





                                (Continued)

                                                                        8.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on June 20, 1984
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________


Issuance of common
 stock for services
 rendered at
 $.010 per share              $         125,000 $   125 $  12,375   $

Net loss for the
 year ended
 December 31, 1996                                                     (12,650)
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 December 31 1996                     6,326,258   6,326 1,650,489   (1,846,062)

Forgiveness of debt
 - related party                                          134,218

Net loss for the
 year ended
 December 31, 1997                                                        (221)
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 December 31, 1997                    6,326,258   6,326 1,784,707   (1,846,283)

Issuance of common
 stock for cash at
 $.0015 per share                    26,333,333  26,333    13,167

Forgiveness of debt                                        10,800

Forgiveness of debt
 - related party                                            2,550

Net loss for the
 year ended
 December 31 1998                                                       (5,541)
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 December 31, 1998                   32,659,591  32,659  1,811,224  (1,851,824)

Net loss for the
 year ended
 December 31, 1999                                                     (10,054)
                      ______  ______  _________ _______ __________ ____________

                                (Continued)

                                                                        9.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on June 20, 1984
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________

BALANCE,
 December 31, 1999            $      32,659,591 $32,659 $1,811,224 ($1,861,878)

Net loss for the
 year ended
 December 31, 2000                                                      (6,172)
                      ______  ______  _________ _______ __________ ____________
BALANCE,
 December 31, 2000                   32,659,591 $32,659 $1,811,224  (1,868,050)

Reverse stock
 split 1 for
 16.32979 shares
 December 18, 2001
 par $.001                         (30,659,591) (30,659)   30,659

Issuance of common
 stock for cash at
 $.10 per share                       1,650,000   1,650   163,350

Issuance of common
 stock to acquire
 100% of the
 outstanding stock
 of Creative
 Enterprises, Inc.                    2,500,000   2,500     5,000

Issuance of common
 stock for cash
 at $.50 per share                      700,000     700   349,300

Less: Stock
 offering costs                                          ( 40,000)

Net loss for the
 year ended
 December 31, 2001                                                  (  250,184)
                      ______  ______  _________ _______ __________ ____________

BALANCE,
 December 31, 2001                    6,850,000   6,850  2,319,533  (2,118,234)





                                (Continued)

                                                                       10.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on June 20, 1984
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________
Issuance of common
 stock for cash at
 .50 per share                $         355,000 $  355  $ 177,145   $

Issuance of common
 stock for cash at
 .48 per share                          615,000    615    299,385

Forgiveness of debt                                         7,085

Issuance of common
 stock for services
 rendered at
 3.00 per share                          55,000     55    164,945

Issuance of common
 stock for cash at
 .50 per share                          400,000    400    199,600

Common stock deemed
 issued for cash
 at 1.00 per share                       50,000     50     49,950

Net loss for the
 year ended
 December 31, 2002                                                 ( 1,185,268)
                      ______  ______  _________ _______ __________ ____________

Balance,
 December 31, 2002                    8,325,000 $ 8,325 $3,217,643 ($3,303,502)
                      ______  ______  _________ _______ __________ ____________










The accompanying notes are an integral part of these financial statements.

                                                                       11.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                         Statements of Cash Flows

             Increase (Decrease) in Cash and Cash Equivalents

                                                                 From
                                                             Inception on
                                           For the Years     June 20, 1984
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________
                                                               (Unaudited)*

CASH FLOWS FROM
 OPERATING ACTIVITIES

  Net Loss                          ($1,185,268)   ($250,184) ($3,303,502)
  Loss from disposition
   of fixed assets                       25,202
  Adjustments to reconcile
   net loss to net cash
   used by operating
   activities:
     Stock issued for
      mining properties                                         1,265,785
     Forgiveness of debt                                           10,800
     Forgiveness of debt
      - related party                      7,085                  143,853
     Stock issued for services           165,000                  525,690
     Changes in operating
      assets and liabilities:
       Depreciation                        1,461         952
       (Increase) decrease in:
          Accounts receivable             (8,644)                  (8,644)
          Security deposit                10,702     (10,702)
          Inventory                     (136,923)                (136,923)
       Increase (decrease) in:
          Accounts payable                           (17,419)
       Accrued expenses                   83,206      27,169      110,375
       Interest payable                                 (534)
                                      __________    _________  ___________

          Net cash used in
           operating activities       (1,038,179)  ( 250,718)  (1,392,566)
                                      __________    _________  ___________

CASH FLOWS FROM
 INVESTING ACTIVITIES

  Purchase of furniture and fixtures     (22,406)     (5,209)
                                      __________    _________  ___________
          Net cash used in
           investing activities          (22,406)     (5,209)
                                      __________    _________  ___________




                                (Continued)

                                                                       12.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                         Statements of Cash Flows

             Increase (Decrease) in Cash and Cash Equivalents

                                                                 From
                                                             Inception on
                                           For the Years     June 20, 1984
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________
                                                               (Unaudited)*

CASH FLOWS FROM
 FINANCING ACTIVITIES
  Proceeds from stockholders loans    $   61,141     $ 45,034  $   112,726
  Issuance of common stock               727,500      482,500    1,279,840
                                      __________    _________  ___________
          Net cash provided in
              financing activities       788,641      527,534    1,392,566
                                      __________    _________  ___________

NET INCREASE (DECREASE) IN CASH          271,944      271,607
  Cash and cash equivalents,
   beginning of period                   271,944          337
                                      __________    _________  ___________

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                       $        0     $271,944   $        0
                                      __________    _________  ___________
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION

  Cash paid during the period for
     Interest                         $        0    $       0   $        0
     Income taxes                     $        0    $       0   $        0


SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  For the year ended December 31, 2002
     None
   For the year ended December 31, 2001
     None



The accompanying notes are an integral part of these financial statements.

                                                                       13.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Notes to Consolidated Financial Statements
                             December 31, 2002


1.   ORGANIZATION AND OPERATIONS

          Creative Enterprises International, Inc. (the "Company"), formerly Inland Pacific Resources, Inc. Sahara Gold Corporation and Parvin Energy, Inc. was organized June 20, 1984 as a Utah Corporation. On July 26, 1985, the Company changed its domicile to a Nevada
  Corporation.

          On December 18, 2001 Inland Pacific Resources, Inc. entered into an agreement and plan of reorganization with Creative Enterprises, Inc. where Creative Enterprises, Inc. stockholders acquired voting common stock of Inland Pacific Resources, Inc. in exchange for the Creative Enterprises, Inc. common stock. The effect of this agreement and reorganization was to make Creative Enterprises, Inc. a wholly-
  owned subsidiary of Inland Pacific Resources, Inc.   Inland Pacific
  Resources, Inc. subsequently changed it's name to Creative Enterprises International, Inc..

          The Company has one wholly owned subsidiary, Creative Enterprises, Inc. formed in fiscal 2001. Creative Enterprises, Inc. owns Creative Partners International, LLC formed in fiscal 2001. The Company currently is considered a development stage company as defined
  in SFAS    No. 7.  The Company is currently devoting substantially all of its efforts in identifying, developing and marketing products, including consumer products and high technology products for distribution and sale in the United States and elsewhere in the world. The Company's initial focus, among others, will be on developing a market for the Zepter line of products in the United States. The Zepter products are manufactured by Home Art and Sales Services AG of Switzerland. The Company is party to an agreement with Home Art under which the Company has been appointed as a principal U.S. distributor for the Zepter line of products.


2.   GOING CONCERN

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has no significant revenues. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds through sales of its common stock or through loans from shareholders. There is no assurance that the Company will be successful in raising additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                                       14.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Notes to Consolidated Financial Statements
                             December 31, 2002


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Accounting Method

          The Company's financial statements are prepared on the accrual method of accounting.

          Basis of Consolidation

          The consolidated financial statements include the accounts of Creative Enterprises International, Inc. and Creative Enterprises, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

          Cash and Cash Equivalents

          For purposes of reporting the statement of cash flows, the Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of six months or less as cash and cash equivalents.

          Depreciation

          Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from five to seven years. Depreciation is computed on the modified acceleration cost recovery system (MACRS) for financial reporting and income tax purposes.

          Accounts Receivable

          The Company considers accounts receivable to be fully collectable; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. No such charges were recorded for the year ended December 31, 2002.

          Inventories

          Inventory consist of finished goods and are stated at the lower of cost or market determined by the first-in, first-out method.

          Loss Per Share

          Basic net loss per share is computed by dividing net loss available for common stock by the weighted average number of common shares outstanding during the period.

                                                                       15.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Notes to Consolidated Financial Statements
                             December 31, 2002


3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

          Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.   RECENT ACCOUNTING PRONOUNCEMENTS

          In July 2002, the Financial Accounting Standards Board (the FASB") issued Statement of Financial Accounting Standards ("SFAS") 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to guidance that the Emerging Issue Task Force ("EITF") has set forth in EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including certain costs incurred in a restructuring.") SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring activities. SFAS 146 is effective after December 31, 2002. Management is currently evaluating the impact of SFAS 146 and does not anticipate a material impact on the Company's financial position and results of operations.

          In November 2002, the Financial Accounting Standards Board ("the FASB") issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness to Others". FIN45 expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN45 requires recognizing an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Management is currently evaluating the impact of FIN45 but does not anticipate a material impact on the Company's financial position and results of operations.



5.         DISCONTINUED OPERATIONS

          The Company has been inactive since 1995. Therefore, all revenues generated by the Company, related to its prior operations, have been netted against the expenses and are grouped into discontinued operations line on the statement of operations.

                                                                       16.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Notes to Consolidated Financial Statements
                             December 31, 2002


6.   RELATED PARTY TRANSACTIONS

          At December 31, 2002, the Company owed $109,226 to a stockholder and officer and $3,500 to a stockholder. The notes bear interest at 4.0 percent and 8 percent per annum, respectively, and are due on demand. The interest expense for the six months ended December 31, 2002 was $2,322.


7.   CASH DEPOSITED IN FINANCIAL INSTITUTIONS

          The Company maintains its cash in bank deposit accounts and financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The bank accounts at times exceed federally insured limits. The Company has not experienced any losses on such accounts.


 8.  INCOME TAXES

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS") No 109 Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 2002, the Company has available unused operating loss carryforwards these amounts were undeterminable as of the report date, which may be applied against future taxable income and which expire in various years through 2020.

          The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards The net deferred tax assets and the offsetting valuation allowance of the same
  amount is undeterminable for the year ended      December 31, 2002.

                                                                       17.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Notes to Consolidated Financial Statements
                             December 31, 2002


9.   STOCKHOLDERS' EQUITY

          At December 31, 2002, the Company had 1,000,000 shares of Class A preferred stock with a $.001 par value, with such rights, preferences and designations to be issued in such series as determined by the board of directors. No shares are issued and outstanding at December 31, 2002.

          In December 2001 the Company's board of directors declared a 1 to 16.33 reverse stock split.

          In December 2001, the Company acquired 100% of the issued and outstanding shares of Creative Enterprises Inc. It was a stock for stock exchange.

          In December 2002 the Company received $50,000 for 50,000 shares of common stock. As of December 31, 2002 those shares have not been issued but are recorded as being deemed issued.

          At December 31, 2002, the Company had 50,000,000 shares of common stock authorized par value $.001. Shares outstanding December 31, 2002 was 8,325,000.


10.  STOCK OPTIONS

          Under the Company's stock option plan the Company may grant incentive and non statutory options to employees, non employee members of the Board and consultants and other independent advisors who provide services to the Corporation. The maximum shares of common stock which may be issued over the term of the plan shall not exceed 1,000,000 shares. The maximum number of shares that may be granted under the plan to any one individual in any one year is 100,000. Awards under this plan are made by the Board of Directors or a committee of the Board. Options under the plan are to be issued at the market price of the stock on the day of the grant except to those issued to 10% or more stockholders which shall be issued at 110% of the fair market value on the day of the grant. Each option exercisable at such time or times, during such period and for such numbers of shares shall be determined by the Plan Administrator. However, no option shall have a term in excess of 10 years from the date of the grant.

          As of December 31, 2002 450,000 options were granted and 300,000 stock options were returned and cancelled.

                                                                       18.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Notes to Consolidated Financial Statements
                             December 31, 2002


  11.     EARNOUT SHARES CONTINGENCY

          In December 2001 the Company entered into an agreement with Creative Enterprises Inc. to exchange all of Creative Enterprises Inc. issued and outstanding shares as of December 18, 2001 for up to 7,500,000 shares of the Company. The Creative Enterprises Inc. stockholders were issued 2,500,000 shares in December 2001 and were entitled to an additional 2,500,000 shares if the Company showed
  7.5 million in revenues for the year ending December 31, 2002 and an additional 2,500,000 shares if the Company reaches 15 million in sales for year ended December 31, 2003. In the event that at least two-thirds of the revenue goal is not met for the year 2002 it should carryover to the year 2003.


12.       LOSS PER SHARE

          Loss per share is based on the weighted average number of common shares. Dilutive loss per share was not presented, as the Company as of December 31, 2002 issued options which would have had an antidilutive effective on earnings and for the year ended December 31, 2001 the Company had no common equivalent shares for periods presented that would effect the computation of diluted loss per share. The December 31, 2001 and the cumulative from inception
  to      December 31, 2002 weighted average number of common shares outstanding reflect the reverse stock split of December 18, 2001 retroactively to the beginning of their periods.

                                                          From Inception
                                                          On June 20,
                                    For the Years Ended   1984 through
                                       December 31,       December 31,
                                 _______________________
                                     2002        2001          2002
                                 ___________  __________   _____________
                                                             (Unaudited)

  Loss from continuing
     operations available
     to common
     stockholders               ($1,185,268)  ($250,183)  $3,303,502

  Weighted average
     number of common
     shares outstanding
     used in earnings
     per share during
     the period                  $7,633,542  $2,202,083   $7,633,542

No dealer, salesman or other person is
authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby.
If given or made, the information or
representations must not be relied upon
as having been authorized by the
Company. This Prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy any of
the securities covered hereby in any
jurisdiction or to any person to whom it is unlawful to make the offer or solicitation in the jurisdiction.
Neither the delivery of this Prospectus
nor any sale made hereunder shall, in
any circumstances, create any
implication that there has been no
change in the affairs of the Company
since the date hereof.


Until [90 days after the date of this
Prospectus], all dealers that effect
transactions in the registered
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely on the information
contained in this Prospectus when making a decision about whether to invest in our common stock. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers or sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of when this Prospectus or any shares of our common stock are delivered.









                      Creative Enterprises
                       International, Inc.




                         2,353,669 shares







                           Common stock





                            PROSPECTUS





                                        , 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Amended and Restated By-Laws limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                     $      628.00
Blue sky fees and expenses                                    1,500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      17,000.00
Accounting fees and expenses                                  5,000.00
Transfer and Miscellaneous expenses                           2,000.00

       Total                                               $ 26,628.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The Company has issued the following securities in transactions not registered under the Securities and Exchange Act of 1933, as amended (the "Securities Act"):

(a) From December 2001 through December 31, 2002, the Company issued a total of 4,970,000 shares of common stock for the aggregate cash purchase price of $677,500 to Michael Salaman. the Company's President and 22 other "accredited" investors known to him from prior business dealings.

The Company issued these shares in reliance upon the exemption provided by Rule 506 of Regulation D. The Company relied on Rule 506 as the investors were all "accredited investors" as defined in Regulation D, no public solicitation was employed, the purchasers bought the securities with investment intent and the securities were restricted securities as that term is defined in Rule 144.

(b) In December of 2001, the Company issued 1,650,000 shares of its common stock for an aggregate purchase price of $165,000 to nine "accredited" investors.

The Company issued these shares in reliance upon the exemption provided by Rule 506 of Regulation D. The Company relied on Rule 506 as the investors were "accredited investors" as defined in Regulation D, no public solicitation was employed, the purchasers bought the securities with investment intent and the securities were restricted securities as that term is defined in Rule 144.

(c) On January 18, 2002, the Company issued options exercisable for 450,000 shares of its common stock. These options were issued without cash consideration. 300,000 options were issued to directors, Robert Aliano (the Company's former President) and Michael Salaman. 150,000 options were issued to Les Schmid, who was employed by the company through July of 2002 and stills consults with the company. All the options were exercisable immediately at $0.50 per share. 300,000 options issued to Robert Aliano and Les Schmid were later returned to the Company and cancelled.

The issuance of these options to directors was made in reliance upon the exemptions provided by Rule 701 under the Securities Act.

(d) In December of 2001, the Company issued 2,500,000 shares of common stock to acquire all the outstanding stock of Creative Enterprises. These shares were issued in reliance upon the exception provided by Rule 506 of Regulation D.

(e) On August 2, 2002, the Company issued 50,000 shares of common stock to Robert Perlman and 5,000 shares of common stock to Steven Lamm, consultants that have provided marketing and selling services to the Company serving on the Medical Advisory Board. These shares were issued in reliance upon the exemption provided by Rule 506 of Regulation D and Rule 701. Mr. Perlman and Mr. Lamm acquired the shares with investment intent and Mr. Perlman and Mr. Lamm were provided with the material information required by Rule 506.

ITEM 27.  EXHIBITS INDEX

SEC No.   Document                                                Exhibit No.

3         Articles of Incorporation                               3.1*

3         By-Laws                                                 3.2*

4         Common Stock Specimen Certificate                       4.1*

4         Form of Warrant Agreement                               4.2*

4         Form of Warrant Certificate                             4.3*

5         Opinion of Counsel                                       5.1

10    Subsidiaries                                               10.1*

10   Agreement and Plan of Reorganization with Inland
     Pacific Resources, Inc.
     & Creative Enterprises, Inc.                                 10.2

10    Distribution Agreement with Home Art/Zepter International   10.3

10    Distribution Agreement with Wavetrend                       10.4

10    Agreement with SEIDCON                                      10.5

23    Consent of Connolly, Grady & Cha, P.C.,
      independent public accountants                              23.1

24    Consent of Counsel(included in Exhibit 5.1)                 24.1

*    Previously filed

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the
City of   Bryn Mawr    , State of  Pennsylvania  , on January 28, 2003.

CREATIVE ENTERPRISES INTERNATIONAL, INC.


By:         /s/  Michael Salaman
     Michael Salaman, President (Chief Executive/Financial Officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:         /s/  Michael Salaman           Date: January 28, 2003
             Michael Salaman, Director